Exhibit 10.7

Stock Option Number:

CLEAN ENERGY FUELS CORP.

2024 PERFORMANCE INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You (the “Grantee”) have been granted an option (the “Option”) to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Grantee:	%%FIRST_NAME%-% %%LAST_NAME%-%

Total Number of Shares Granted Subject to the Option:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Type of Option:	⌧ Nonstatutory Stock Option
◻ Incentive Stock Option

Exercise Price per Share[1]:	$[●]

Grant Date:	[●], 2024

Expiration Date[2]:	[●], 2034

Vesting Commencement Date:	[●], 2024

Vesting Completion Date:	[●], 2027

Vesting Schedule:

This Option will become vested and exercisable as to 34% of the total number of shares of Common Stock subject to the Option on [●], 2025 (the “Vesting Date”), subject to continued employment or service through such vesting date. The remaining 66% of the total number of shares of Common Stock subject to the Option will become vested and exercisable in two equal annual installments on the first two anniversaries of the Vesting Date, subject to continued employment or service through each such vesting date.

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 5 of the Terms and Section 7.2 of the Plan.

1

Stock Option Number:

By your signature (electronic signature accepted) and the Corporation’s signature below, you and the Corporation agree that the Option is granted under and governed by the terms and conditions of the Corporation’s 2024 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Nonqualified Stock Option (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Stock Option Grant, together with the Terms, will be referred to as your Option Agreement. The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. Further, by your electronic acceptance (via email) you acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

GRANTEE:	CLEAN ENERGY FUELS CORP.:

	By:	/s/ Mitchell W. Pratt
Date		Mitchell W. Pratt

Signature

%%FIRST_NAME%-% %%LAST_NAME%-%
	Its:	Chief Operating Officer and Corporate Secretary
Print Name

2

Stock Option Number:

CLEAN ENERGY FUELS CORP.

2024 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.General.

These Terms and Conditions of Nonqualified Stock Option (these “Terms”) apply to a particular stock option (the “Option”) if incorporated by reference in the Notice of Stock Option Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan.

The Option was granted under and subject to the Clean Energy Fuels Corp. 2024 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan or the Terms if not defined herein. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
•

Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

Stock Option Number:

3.Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Except as provided in the Grant Notice, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.

4.Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•

a written or approved electronic notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;
•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and
•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

Stock Option Number:

•	in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;
•

a reduction in the number of shares of Common Stock otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

5.Early Termination of Option.

5.1Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

5.3Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

Stock Option Number:

•

if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined in the Grant Notice), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

7.Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing or in an electronic notice approved by the Administrator.

8.Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.Entire Agreement.

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan.

10.Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

Stock Option Number:

11.Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

13.Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.Clawback Policy.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

15.No Advice Regarding Grant.

The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 4 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.